Exhibit 10.24

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of November 3, 2016 by and among Rodney Spriggs, in his capacity as the representative of the holders of certain outstanding capital stock of Vintage Stock, Inc. that are named as a party to this Agreement (each holder, a “Seller”; and, collectively, the “Sellers”), the Sellers, Wilmington Trust, National Association, as administrative agent and collateral agent (in either or both such capacities, and including any successor agent together with any future administrative and collateral agent upon a refinancing or otherwise, “Agent” discretionary rights of the Agent contained herein shall be at the direction of the Required Lenders) for the Lenders, and the other Secured Parties (as defined in the Security Agreement), and acknowledged and agreed to by the Borrowers (as hereinafter defined).

INTRODUCTION

A.       Vintage Stock, Inc. (“VSI”), Vintage Stock Affiliated Holdings LLC (“Holdings”, and together with VSI, each a “Borrower” and collectively, the “Borrowers”), each other Loan Party party thereto, Agent and Lenders have entered into a Loan Agreement of even date herewith (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which, among other things, Lenders have agreed, subject to the terms and conditions set forth in the Loan Agreement, to make certain loans and financial accommodations to the Borrowers.

B.       Pursuant to that certain Pledge and Security Agreement dated as of the date hereof entered into by and among each Loan Party and Agent (as the same may be reaffirmed, amended, supplemented, restated or otherwise modified from time to time, and, collectively with the Loan Agreement and the other agreements, documents and instruments executed from time to time in connection therewith, as any of the same may be amended, supplemented, restated, or otherwise modified from time to time, the “Loan Documents”), each of the Loan Parties (other than a Borrower) has guaranteed the Borrowers’ obligations under the Loan Agreement.

C.       In connection with that certain Stock Purchase Agreement dated as of the date hereof among the Borrowers, the holders of all of the outstanding capital stock of VSI, and Rodney Spriggs, as Sellers’ representative (in such capacity, “Sellers’ Representative “), Sellers are receiving a seller note from Holdings for a portion of the purchase price thereunder, as evidenced by that certain Subordinated Promissory Note of even date herewith by Holdings in favor of Sellers in the original aggregate principal amount of $10,000,000 (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder and including any notes issued in exchange or substitution therefor, the “Junior Note”), and pursuant to which Holdings has incurred obligations and liabilities to Sellers.

D.       As an inducement to and as one of the conditions precedent to the agreement of Agent and Lenders to consummate the transactions contemplated by the Loan Agreement, Agent and Lenders have required the execution and delivery of this Agreement by Sellers and the acknowledgment and agreement hereof by the Loan Parties.

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NOW, THEREFORE, in order to induce Agent and Lenders to consummate the transactions contemplated by the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.                  Definitions. Capitalized terms used but not otherwise defined in this Agreement (including in the recitals) shall have the meanings assigned to such terms in the Loan Agreement. As used in this Agreement, the following terms have the following meanings:

Agent shall have the meaning ascribed to such term in the preamble of this Agreement.

Bankruptcy Code shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statutes and all rules and regulations promulgated thereunder.

Collateral shall mean all assets of the Loan Parties that secure, or purport to secure, the Senior Debt.

Collection Action shall mean, with respect to the Junior Debt, any action (a) to sue for, take or receive from or on behalf of any Loan Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan Party with respect to the Junior Debt, (b) to initiate or participate with others in any suit, action or Proceeding against any Loan Party or its property to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Debt Documents or applicable law with respect to the Junior Debt, (c) to accelerate any Junior Debt, (d) to cause any Loan Party to honor any redemption, put or mandatory payment obligation with respect to the Junior Debt or any other equity interests of any Loan Party, (e) to notify account debtors or directly collect accounts receivables or other payment rights of any Loan Party, (f) to take any action under the provisions of any state, local, federal or foreign law, including, without limitation, the UCC, or under any contract or agreement, to enforce, take possession of or sell any property or assets of any Loan Party or (g) to exercise in any other manner any remedies with respect to the Junior Debt set forth in any Junior Debt Document or that otherwise might be available to Sellers with respect to the Junior Debt at law, in equity, pursuant to judicial proceeding or otherwise.

Debtor Relief Law shall mean the Bankruptcy Code, or any and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency or similar laws for debtor relief from time to time in effect and affecting the rights of creditors generally or otherwise.

DIP Financing shall have the meaning specified therefor in Section 2.2(e).

Junior Debt shall mean, collectively, all of the obligations, liabilities and indebtedness of Holdings to the Sellers evidenced by the Junior Note, and all other amounts now or hereafter owed by Holdings to any Seller under or in respect of any of the Junior Debt Documents, including, without limitation, any amendments, restatements, modifications, renewals or extensions of any thereof permitted hereunder.

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Junior Debt Document or Junior Debt Documents shall mean the Junior Note and all other documents, agreements and instruments evidencing the foregoing and/or executed and delivered in connection therewith, as amended, supplemented, restated, or otherwise modified from time to time as permitted hereunder.

Junior Default shall mean a default in the payment of the Junior Debt or in the performance of any term, covenant or condition contained in any of the Junior Debt Documents, permitting any one or more Sellers to accelerate the payment of, or put or cause the redemption of, all or any portion of the Junior Debt or any of the Junior Debt Documents.

Lender or Lenders shall mean any holder or all of the holders of Senior Debt including, without limitation, any “Lender” or the “Lenders,” respectively, as such terms are defined in the Loan Agreement.

Paid in Full or Payment in Full shall mean the (a) irrevocable payment in full in cash of all Senior Debt and (b) termination of all commitments to lend under the Loan Documents,

Permitted Junior Debt Payments shall mean, without duplication, (i) regularly scheduled payments of interest on the Junior Debt payable in cash at a rate not to exceed eight percent (8.00%) per annum, (ii) payment of reasonable and documented out-of-pocket costs and expenses incurred in connection with any actions taken not in contravention of the terms and conditions of this Agreement, to the extent due and owing to any Seller in accordance with the terms of the Junior Debt Documents, but in any event, not to exceed $25,000 in the aggregate, and (iii) “catch up payments” to the extent permitted by Section 2.3(b).

Person shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, including, without limitation, any of the foregoing under any Debtor Relief Law.

Required Lenders shall have the meaning ascribed to such term in the Loan Agreement.

Seller shall mean each Seller which is a signatory to this Agreement and any other holder of a Junior Note or any other Junior Debt from time to time.

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Sellers shall mean all signatories to this Agreement and holders of the Junior Note or any other Junior Debt from time to time, collectively.

Sellers’ Repr esentativ e shall have the meaning ascribed to such term in the preamble of this Agreement.

Senior Creditor shall mean any holder of the Senior Debt from time to time.

Senior Creditors shall mean all holders of Senior Debt, collectively.

Senior Debt shall mean the “Obligations,” as such term is defined in the Loan Agreement, including, without limitation, all principal, interest, fees, expenses, indemnities, reimbursement obligations, cash management obligations and swap obligations, in each instance, whether before or after the commencement of a Proceeding and without regard to whether or not an allowed claim, and all obligations and liabilities incurred under the Loan Documents, together with any amendments, restatements, modifications, renewals or extensions of any thereof.

Senior Default shall mean any “Event of Default” (or other term of similar import or meaning) under the Loan Agreement or excess Availability pursuant to the Borrowing Base under the ABL Facility Documents is less than $2,000,000.

UCC shall mean the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

2.                  Subordination.

2.1       Subordination of Junior Debt to Senior Debt. Each of the Loan Parties by their acknowledgment and agreement hereto covenants and agrees, and the Sellers by its acceptance of the Junior Note (whether upon original issue or upon transfer or assignment) covenant and agree, that the payment of any and all of the Junior Debt is subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt.

2.2       Proceedings.

(a)               Payments and Distributions. In the event of any Proceeding involving any Loan Party or any property of any Loan Party or any payment or distribution in respect of any such property in any Proceeding, (i) all Senior Debt first shall be Paid in Full before any payment of, or payment or distribution with respect to, the Junior Debt shall be made, including, without limitation reorganization securities; (ii) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt, shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Loan Agreement) until all Senior Debt is Paid in Full, and each Seller irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and each Seller also irrevocably authorizes, empowers and directs Agent to demand, sue for, collect and receive every such payment or distribution; and (iii) each Seller agrees to execute and deliver to Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause.

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(b)               Proofs of Claim; Claims; Voting; and Other Matters. At any meeting of creditors or in the event of any Proceeding involving any Loan Party or any property of any Loan Party, Sellers shall retain the right to file a proof of claim and otherwise act with respect to the Junior Debt in a manner not inconsistent with the terms of this Agreement. Until all Senior Debt is Paid in Full, Sellers shall not vote in support or in favor of any plan of partial or complete liquidation, reorganization, arrangement, composition or extension unless such plan pays off in full in cash the Senior Debt; provided that, Sellers shall not initiate, prosecute or participate in any claim or action in such Proceeding challenging the enforceability, validity, perfection, priority or extent of the Senior Debt, this Agreement or any liens and security interests securing the Senior Debt. In the event Sellers fail to execute, verify, deliver and/or file any proofs of claim in respect of the Junior Debt in connection with any such Proceeding prior to the date that is ten (10) days before the expiration of the time to file any such proof of claim, each Seller hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim in any such Proceeding; provided, (i) Agent shall have no obligation to exercise any such authority with respect to a Seller’s claim, and (ii) Agent shall notify Sellers’ Representative of any filing of a proof of claim on behalf of Sellers hereunder; and in addition, each Seller hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to vote any such claim in any such Proceeding. In the event that Agent votes any claim in accordance with the authority granted hereby, on behalf of a Seller, such Seller shall not be entitled to change or withdraw such vote.

(c)               Reinstatement. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and Sellers even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any Proceeding. This Agreement shall be reinstated, revived and continue in full force and effect if at any time any payment of any of the Senior Debt is rescinded, declared to be fraudulent or preferential, set aside, required to be paid to any receiver, trustee in bankruptcy, insolvency, receivership, fraudulent conveyance, preference or similar law, or must otherwise be returned by any Senior Creditor or any representative of such Person. To the extent that any Senior Creditor receives payments (whether in cash, property or securities) on the Senior Debt that are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Senior Creditor.

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(d)               Applications under Debtor Relief Law. None of the Loan Parties or Sellers shall file any plan or arrangement under any Debtor Relief Law that provides for, or would permit directly or indirectly, Agent or any Senior Creditor to be classified with any other creditor of any Loan Party for the purposes of any Debtor Relief Law or otherwise, and each Seller acknowledges and agrees that such Seller shall not endeavor to so classify Agent or any Senior Creditor.

(e)               DIP Financing. Until the Payment in Full of the Senior Debt has occurred, each Seller agrees that it will not provide, support, offer, or consent to, any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”) unless such DIP Financing is consented to by the Agent. Sellers shall not object to or contest any DIP Financing consented to or provided by the Agent and shall not object to any sale under Section 363 of the Bankruptcy Code consented to by the Agent.

2.3       Junior Debt Payments.

(a)               Restrictions on Payments; Commencement of Payment Blockage. The terms of the Junior Debt Documents to the contrary notwithstanding, each Loan Party by its acknowledgment and agreement hereto hereby agrees that it may not make, and each Seller hereby agrees that it will not accept from any Person, any payment or distribution on account of, or any redemption, purchase or acquisition of, the Junior Debt (by set off or otherwise) until the Senior Debt is Paid in Full, other than, except as otherwise prohibited herein, Permitted Junior Debt Payments. Subject to Section 2.3(b) herein, the Loan Parties and Sellers further agree that no Permitted Junior Debt Payments may be made by any Loan Party or any other Person or accepted by Sellers from any Person if, at the time of such payment or immediately after giving effect thereto, a Senior Default exists.

(b)               Termination of Payment Blockage. The Loan Parties may resume and Sellers may accept Permitted Junior Debt Payments; provided that, the Loan Parties may only make and the Sellers may only accept such payment(s) if at the time of and after giving effect to such payment(s) no Senior Default would be created on a Pro Forma Basis, assuming for purposes hereof that any such missed payment was made on the last day of the most recent fiscal quarter for which financial statements are available and that any applicable financial covenants were accordingly recomputed to give effect to any such missed payment in respect of the Junior Debt, and upon a written waiver by Agent thereof in accordance with the terms of the Loan Agreement. No Senior Default shall be deemed to have been waived for purposes of this Section 2.3(b) unless and until the Loan Parties and Sellers’ Representative shall have received a written waiver thereof from Agent. For the avoidance of doubt, Permitted Junior Debt Payments that are blocked pursuant to this Section 2.3(b) shall accrue and constitute Junior Debt, but such amounts shall not increase the principal amount of the Junior Debt for purposes of calculating any future interest payments on the Junior Debt pursuant to clause (i) of the definition of “Permitted Junior Debt Payments”.

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(c)               Non-Applicability to Proceeding. The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

2.4       Restriction on Action by the Sellers. Until the Senior Debt is Paid in Full, Sellers shall not take any Collection Action with respect to the Junior Debt.

2.5       No Liens.

(a)               Sellers shall not seek to obtain, and shall not take, accept, obtain or have, any lien or security interest in any Collateral or other assets as security for all or any part of the Junior Debt, and in the event that Sellers obtains any such liens or security interests in any Collateral or other assets, Sellers shall (or shall cause its agent to) promptly execute and deliver to Agent such documents, agreements and instruments, and take such other actions, as Agent shall request to release such liens and security interests in such Collateral or other assets.

(b)               In furtherance of this Section 2.5, each Seller hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Sellers and in the name of Sellers or otherwise, to execute and deliver any document, agreement or instrument which Sellers may be required to deliver pursuant to this Section 2.5. Agent and the Senior Creditors shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

2.6       Amendment of Junior Debt Documents. Until the Senior Debt has been Paid in Full, the Sellers may at any time and from time to time without the consent of or notice to the Agent, without incurring liability to the Agent or any Senior Creditor and without impairing or releasing the obligations of the Sellers under this Agreement, change the place of payment (but not the manner of payment) or extend the time of payment of the Junior Debt; provided, however, Sellers may not, directly or indirectly, amend, restate or otherwise modify, in any manner any terms of any Junior Debt Documents or enter into any additional Junior Debt Documents.

2.7       Amendments to the Loan Documents. The Agent may at any time and from time to time without the consent of or notice to the Sellers or Sellers’ Representative, without incurring liability to the Sellers and without impairing or releasing the obligations of the Sellers under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend, restate, modify, or refinance in any manner any Loan Document or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided, however, that no such amendment, restatement, modification or refinance shall defer or cause the suspension of the payment of the Permitted Junior Debt Payments, except as contemplated and set forth in this Agreement.

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2.8       Incorrect Payments. If any payment or distribution on account of the Junior Debt not permitted to be made by the Loan Parties or received by Sellers under this Agreement is received by any Seller before all Senior Debt is Paid in Full, such payment or distribution shall not be commingled with any asset of Sellers, shall be held in trust by Sellers for the benefit of all holders of Senior Debt and shall be promptly paid over to Agent, or its designated representative, for application in accordance with the Loan Agreement to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full; provided, however, that the foregoing shall not apply to Permitted Junior Debt Payments to the extent permitted at the time made pursuant to Section 2.3(a) hereof.

2.9       Transfer. No Seller shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of their respective percentage interest of the Junior Debt. If any Seller makes any assignment in violation of this Section 2.9, such assignment shall be null and void, and the assignment shall be of no effect.

2.10       Legends. Until the Senior Debt is Paid in Full, each of the Junior Debt Documents at all times shall contain in a conspicuous manner the following legend:

“This Subordinated Promissory Note and the rights and obligations evidenced hereby, including the payment of all amounts hereunder, are expressly subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as amended, the “Subordination Agreement”) dated as of November 3, 2016 among (i) Rodney Spriggs, in his capacity as the representative of the holders of all of the outstanding capital stock of Vintage Stock, Inc. (collectively, the “Sellers”), (ii) the Sellers, and (iii) Wilmington Trust, National Association, as Agent and acknowledged and agreed to by the Loan Parties (as defined therein) to the Senior Debt (as defined therein) and as more particularly described in the Subordination Agreement. Each holder of this Note, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

3.                  Representations and Warranties. The Sellers represent and warrant to the Agent, as of the date hereof, that the Junior Note is the sole Junior Debt Document evidencing the Junior Debt.

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4.                  Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Sellers, the Loan Parties, Agent and the Senior Creditors shall not be affected, modified or impaired in any manner or to any extent by the validity or enforceability of any of the Loan Documents or the Junior Debt Documents, or any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt, the Loan Documents, the Junior Debt or the Junior Debt Documents. Each Seller and each holder of Junior Debt hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

5.                  No Contest by Sellers or Senior Creditor. Sellers agree that it will not at any time contest the validity, perfection, priority, extent or enforceability of the Senior Debt, the Loan Documents, or the liens and security interests of Agent and the Senior Creditors in any Collateral. Each Senior Creditor agrees that it will not at any time contest the validity or enforceability of the Junior Debt or the Junior Debt Documents.

6.                  Notice of Junior Default. The Sellers shall promptly, and in any event within three (3) Business Days, provide Agent with a written notice of the occurrence of each Junior Default and shall notify Agent in writing in the event such Junior Default is cured or waived; provided that, any failure to deliver any such notices shall not otherwise affect the subordination provisions or other obligations of the Sellers hereunder.

7.                  Notice of Senior Default. The Loan Parties shall provide Sellers’ Representative with a written notice of the occurrence of each Senior Default and shall notify Sellers’ Representative in writing in the event such Senior Default is cured or waived; provided that, any failure to deliver any such notices shall not otherwise affect the subordination provisions or other obligations of the Loan Parties hereunder.

8.                  Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Agent or Senior Creditors shall be cumulative and in addition to any other rights, remedy or power specifically granted herein or in the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Agent or Senior Creditors from time to time, concurrently or independently and as often and in such order as Agent may deem expedient. Any failure or delay on the part of Agent or Senior Creditors in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Agent or Senior Creditors thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Agent or Senior Creditors shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

9.                  Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure therefrom, shall not be effective in any event unless the same is in writing and signed by Agent and Sellers, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice or demand given to Sellers or Sellers’ Representative by Agent shall not entitle Sellers to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

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10.              Additional Documents and Actions. The Sellers at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as Agent reasonably may request in order to effect fully the purposes of this Agreement.

11.              Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and shall be given only by, and shall be deemed to have been received upon: (a) registered or certified mail, return receipt requested, on the date on which such notice was received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier; or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

Notices shall be addressed as follows:

If to any Sellers or Sellers’ Representative:

Rodney Spriggs

202 East 32nd Street

Joplin, MO 64804

Email: rodney.spriggs@vintagestock.com

Mann Conroy, LLC

1316 Saint Louis Avenue, 2nd Floor Kansas City, Missouri 64101

Attn: Kyle Conroy, Esq.

Email: kconroy@mannconroy.com

with copies to:	Mann Conroy, LLC 1316 Saint Louis Avenue, 2nd Floor Kansas City, Missouri, 64101 Attn: Kyle Conroy, Esq. Email: kconroy@mannconroy.com

If to Agent:	Wilmington Trust, National Association Suite 1290, 50 South Sixth Street Minneapolis, MN 55402 Attention: Josh James Phone: 612-217-5637 Fax: 612-217-5651 Email: JJames@WilmingtonTrust.com

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with copies to:	Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attn: William Brady, Esq. Fax: 212-303-7066 Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attn: Michael Chernick, Esq. Fax: 212- 230-7639

If to the Loan Parties:	Vintage Stock, Inc.
202 East 32nd Street
Joplin, Missouri 64804

and:

Vintage Stock Affiliated Holdings LLC
325 East Warm Springs Road
Suite 102
Las Vegas, Nevada 89119
Attn:  Jon Isaac
Email:  j.isaac@isaac.com
Facsimile No.: 858-259-6661

with copies to:	Baker & Hostetler LLP 600 Anton Boulevard Suite 900 Costa Mesa, California 92626 Attn: Randolf W. Katz, Esq. Email: rwkatz@bakerlaw.com Facsimile No.: 714-966-8802 or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

12.              Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

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13.              Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Agent and the Senior Creditors and shall be binding upon the respective successors and assigns of the Sellers and the Loan Parties. Agent and Senior Creditors, without notice to or consent of any Seller, may assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. THE SELLERS AND THE LOAN PARTIES ACKNOWLEDGE AND AGREE THAT AGENT AND THE SENIOR CREDITORS AT ANY TIME AND FROM TIME TO TIME MAY DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES EVIDENCING THE SENIOR DEBT, THE OBLIGATIONS UNDER THE LOAN AGREEMENT, THE COLLATERAL AND THE LOAN DOCUMENTS TO ONE OR MORE OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS CONTAINED IN THE LOAN DOCUMENTS. Each transferee and participant of the Senior Debt (to the extent provided in the Loan Agreement), shall have all of the rights and benefits with respect to the Secured Obligations under the Loan Agreement, the notes evidencing Senior Debt, the Collateral, this Agreement and the Loan Documents held by it as fully as the original holder thereof. No Seller shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt or any Junior Debt Document except as permitted by Section 2.8 of this Agreement.

14.              Counterparts. This Agreement may be executed in one or more counterpart originals, which, taken together, shall constitute one fully-executed instrument. Any signature delivered by facsimile or electronic transmission shall be deemed to be a counterpart original hereto.

15.              Defines Rights of Creditors; Loan Par ties’ O bligations Unconditional . The provisions of this Agreement are solely for the purpose of defining the relative rights of the Sellers, Agent and Senior Creditors and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Loan Party. As between the Loan Parties and the Sellers, nothing contained herein shall impair the obligation of the Loan Parties to the Sellers to pay the Junior Debt as such Junior Debt shall become due and payable in accordance with the Junior Debt Documents. The failure of any Loan Party to make any payment to Sellers due to the operation of this Agreement shall not be construed as prohibiting the occurrence of a Junior Default.

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16.              Subrogation. After and subject to the Payment in Full of the Senior Debt, and prior to the irrevocable repayment in full in cash of the Junior Debt, each Seller shall be subrogated to the rights of the Senior Creditors to the extent that payments and distributions otherwise payable to such Seller have been applied to the Senior Debt in accordance with the provisions of this Agreement. For purposes of such subrogation, no payments or distributions to Senior Creditors of any cash, property or securities to which any Seller would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the Senior Creditors by any Seller, shall, as among the Loan Parties, their creditors (other than the Senior Creditors) and such Seller be deemed to be a payment or distribution by any such Loan Party to or on account of the Senior Debt; it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Sellers, on the one hand, and Agent and the Senior Creditors, on the other hand. Agent and Senior Creditors shall have no obligation or duty to protect the Sellers’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Agent or Senior Creditors be liable for any loss to, or impairment of, any subrogation rights held by the Sellers.

17.              Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents or the Loan Documents, the provisions of this Agreement shall control and govern.

18.              Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

19.              Termination. This Agreement shall terminate upon the Payment in Full of the Senior Debt.

20.              Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

21.              Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Agreement, each party hereto (including each Loan Party by its acknowledgment and agreement hereto) hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Such parties hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

22.              WAIVER OF JURY TRIAL. THE PARTIES HERETO (INCLUDING THE LOAN PARTIES BY THEIR ACKNOWLEDGMENT AND AGREEMENT HERETO), TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

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23.              Defense to Enforcement Provision. If any Seller, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any Collection Action against any Loan Party, then Agent or any Senior Creditor may (i) intervene and interpose such defense or pleas in its name, and/or (ii) by virtue of this Agreement, restrain the enforcement thereof in the name of Agent or any Senior Creditor. If any Seller, in contravention of the terms of this Agreement, obtains any cash or other assets of any Loan Party as a result of any Collection Action, such Seller agrees forthwith to pay, deliver and assign to Agent, with appropriate endorsements, any such cash or other assets for application to the Senior Debt owing to Agent and Senior Creditors until the Senior Debt has been Paid in Full.

(Signatures appear on the following page.)

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IN WITNESS WHEREOF, the Sellers, Sellers’ Representative , and the Agent have caused this Subordination Agreement to be executed as of the date first above written.

By: /s/ Rodney D. Spriggs Printed Name: Rodney D. Spriggs Trustee, Rodney and Sherry Spriggs Living Trust, dated April 18, 2012	By: /s/ Sherry Spriggs Printed Name: Sherry Spriggs Trustee, Rodney and Sherry Spriggs Living Trust, dated April 18, 2012

By: /s/ Ken Caviness	By: /s/ Deanna L. Caviness
Printed Name: Ken Caviness	Printed Name: Deanna L. Caviness
Trustee, Ken and Deanna Living Trust,	Trustee, Ken and Deanna Living Trust,
dated July 12, 2002	dated July 12, 2002

By: /s/ Steven Wilcox	By: /s/ Anna V. Wilcox
Printed name: Steven Wilcox	Printed Name: Anna V. Wilcox
Trustee, Steven and Anna Wilcox Living	Trustee, Steven and Anna Wilcox Living
Trust, dated May 15, 2012	Trust, dated may 15, 2012

By the Sellers’ Representative:

/s/ Rodney Spriggs

Rodney Spriggs

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

WILMINGTON TRUST, NATIONAL

ASSOCIATION, as Agent for the Senior Creditors

By: ______________________________

Name: ____________________________

Title: _____________________________

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

ACKNOWLEDGEMENT AND AGREEMENT

Each of the undersigned Loan Parties hereby acknowledges and agrees to adhere to the foregoing terms and provisions. Each of the undersigned Loan Parties further acknowledges and agrees that: (i) although it has signed this acknowledgment and agreement, it is not a party to the Subordination Agreement, and does not, and will not, receive any right, benefit, priority or interest under or because of the existence of the Subordination Agreement and (ii) it will cause any party that becomes a Loan Party under the Loan Documents or Junior Debt Documents to deliver a similar acknowledgment to this Subordination Agreement.

LOAN PARTIES:

VINTAGE STOCK, INC.

By: /s/ Rodney Spriggs

Name: Rodney Spriggs

Title: President and Chief Executive Officer

VINTAGE STOCK AFFILIATED HOLDINGS LLC

By: /s/ Jon Isaac

Name: Jon Isaac

Title: President and Chief Executive Officer